Exhibit 5.8

Advocaten Notarissen Belastingadviseurs
Host Hotels & Resorts, L.P. 6903 Rockledge Drive Suite 1500 Bethesda, Maryland 20817		650 Fifth Avenue, 4th Floor New York, NY 10019-6108 United States T +1 212 259 4100 F +1 212 259 4111

HHR Holdings Coöperatief U.A. Prins bernhardplein 200 1097 JB Amsterdam The Netherlands

Date December 2, 2010	Ton Schutte E ton.schutte@debrauw.com T + 1 212 259 4101
Our ref. M9479496/5/92004822/jjj

Dear Sir/Madam,

HHR Holdings Coöperatief U.A. (the “Guarantor”)

Thirty-sixth Supplemental Indenture to Amended and Restated Indenture

(the “Supplemental Indenture”)

1	Introduction

I act as Dutch legal adviser (advocaat) to the Guarantor in connection with the Supplemental Indenture and the Guarantee in connection with the registration of USD 500,000,000 aggregate principal amount of 6% Series V Notes due 2020 by Host Hotels & resorts, L.P. (f/k/a/ Host Marriott, L.P) and each of the co-registrants, on form S-4 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in The Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek New York is De Brauw Blackstone Westbroek New York B.V., P.C., having its corporate seat in The Hague, the Netherlands, registered with the Trade Register in Amsterdam under no 27172369.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of the Supplemental Indenture signed by the Guarantor.

3.2	A copy of the Indenture.

3.3	A copy of:

(a)	the Guarantor’s deed of incorporation including its articles of association, as provided to me by the Chamber of Commerce; and

(b)	the Trade Register Extract.

3.4	A copy of each Resolution.

In addition, I have obtained the following confirmations given on the date of this opinion:

3.5	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.6

(a)	Confirmation by telephone from the court registry of the District Court of the place where the Guarantor has its corporate seat, derived from that Court’s Insolvency Register; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Guarantor is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a

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law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in this opinion is true.

(d)	The Supplemental Indenture has been entered into in the form referred to in this opinion.

4.2	Each Resolution has been validly passed and remains in full force and effect without modification.

4.3	The Supplemental Indenture is within the capacity and powers of, and has been validly authorized and entered into by, each party other than the Guarantor.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The Guarantor has been incorporated and exists as a cooperative (coöperatie).

5.2

(a)	The Guarantor has the power to enter into and perform the Supplemental Indenture.

(b)	The Guarantor has taken all necessary action to authorize its entry into and performance of the Supplemental Indenture including, for the avoidance of doubt, the Guarantee.

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(c)	The Guarantor has validly signed the Supplemental Indenture.

5.3

(a)	The Guarantor does not require any license, dispensation, recognition or other governmental consent for its entry into and performance of the Supplemental Indenture.

(b)	There are no registration, filing or similar governmental formalities required to ensure the validity, binding effect on and enforceability against the Guarantor of the Supplemental Indenture.

5.4	The entry into and performance of the Supplemental Indenture by the Guarantor do not violate Dutch law or the Guarantor’s articles of association.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2	If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person or agrees to provide or provides security for any of its or another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s interest.

6.3

(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

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(b)	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

7	Reliance

7.1	This opinion is addressed to and may be relied upon by the Addressees for the purpose of the Supplemental Indenture and not by any other person or for any other purpose.

7.2	In relying on this opinion, each of the Addressees agrees that:

(a)	(except as set out in paragraph 7.3) it shall not supply this opinion, or disclose its contents or existence, to any person for any purpose; and

(b)	only De Brauw shall have any liability in connection with this opinion, the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	Notwithstanding paragraph 7.2 (a), the Addressees may file this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and we consent to the reference to De Brauw under the heading “Validity of Securities” in the related prospectus.

Yours faithfully,

/s/ TON SCHUTTE

De Brauw Blackstone Westbroek New York B.V., P.C.

Ton Schutte

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Annex – Definitions

Part 1 – General

In this opinion:

“Addressees” means Host Hotels & resorts, L.P. and the Guarantor.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Company has its principal place of business.

“De Brauw” means De Brauw Blackstone Westbroek New York B.V., P.C.

“Guarantee” means the guarantee provided by the Guarantor pursuant to section 2.03 of the Supplemental Indenture.

“Guarantor” is defined in part 2 (Guarantor) of this Annex.

“Indenture” means the Amended and Restated Indenture between HMH Properties, Inc., as issuer, the guarantor and subsidiary guarantors named therein, and Marine Midland Bank, as trustee, dated as of August 5, 1998.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“New York Law” means the laws of the State of New York.

“Power of Attorney” is defined in part 2 (Guarantor) of this Annex.

“Registration Statement” has the meaning ascribed thereto in paragraph 1 (Introduction).

“Resolution” is defined in part 2 (Guarantor) of this Annex.

“Supplemental Indenture” means the Thirty-sixth Supplemental Indenture to Amended and Restated Indenture dated October 25, 2010 between Host Hotels & Resorts, L.P., as the Company, the Guarantor, as Subsidiary Guarantor, the other Subsidiary Guarantors named therein and the Trustee.

“Trade Register Extract” is defined in part 2 (Guarantor) of this Annex.

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Part 2 – Guarantor

In this opinion:

“Guarantor” means HHR Holdings Coöperatief U.A., with corporate seat in Amsterdam, the Netherlands.

“Resolution” means each of:

(a)	a written resolution of the Guarantor’s managing board (bestuur) and dated October 18, 2010; and

(b)	a written resolution of the members of the Guarantor dated October 18, 2010.

“Trade Register Extract” means a Trade Register extract relating to the Guarantor provided by the Chamber of Commerce and dated 2 December 2010.

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